UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2026

EATON CORPORATION plc

(Exact name of registrant as specified in its charter)
Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Eaton House, 30 Pembroke Road, Dublin 4, Ireland		D04 Y0C2
(Address of principal executive offices)		(Zip Code)
+353 1637 2900
(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares ($0.01 par value)	ETN	New York Stock Exchange
4.450% Senior Notes due 2030	ETN/30	New York Stock Exchange
3.625% Senior Notes due 2035	ETN/35	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Revolving Credit Agreement Commitment Increase

As previously disclosed, on September 29, 2025, Eaton Corporation (“Eaton Corporation”) entered into a $3,000,000,000 Revolving Credit Agreement (the “Revolving Credit Agreement”) with Eaton Corporation plc (the “Company”), Eaton Capital Unlimited Company (“Eaton Capital,” and, together with the Company, Eaton Corporation, and certain other subsidiaries of the Company that become eligible borrowers, the “Borrowers”), certain subsidiaries of the Company as guarantors, certain banks party thereto as lenders, and Citibank, N.A. (“Citibank”), as administrative agent for the lenders. Under Section 2.21 of the Revolving Credit Agreement, the Company is permitted to request an increase to the aggregate commitments up to $4,000,000,000, subject to the terms and conditions of the Revolving Credit Agreement.

On February 6, 2026, the parties to the Revolving Credit Agreement entered into a Commitment Increase Agreement (the “Commitment Increase Agreement”), pursuant to which the aggregate commitments under the Revolving Credit Agreement were increased from $3,000,000,000 to $4,000,000,000 (the “Commitment Increase”). The Commitment Increase Agreement is consistent with, and did not otherwise amend the terms of, the Revolving Credit Agreement.

A copy of the Revolving Credit Agreement was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on September 29, 2025. The foregoing description of the Commitment Increase Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions in such Commitment Increase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Term Credit Agreement

On February 6, 2026, Eaton Corporation entered into an $8,000,000,000 Term Credit Agreement (the “Term Credit Agreement”) with the Company, Eaton Capital, and certain other subsidiaries of the Company that become eligible borrowers (collectively, the “Eligible Borrowers”), certain subsidiaries of the Company as guarantors, certain banks party thereto as lenders, and Citibank, N.A., as administrative agent for the lenders.

The Term Credit Agreement provides for a senior unsecured delayed draw term loan facility in an amount up to $8,000,000,000, with a maturity date of December 31, 2026. The loans are available in a single draw on the Closing Date (as defined in the Term Credit Agreement) upon the borrower’s delivery of a notice of borrowing to the administrative agent, subject to the agent’s receipt of customary closing deliverables (including a closing certificate and a solvency certificate) and the satisfaction (or waiver) of limited funding conditions (including that there will be no Specified Event of Default (as defined in the Term Credit Agreement) and the truth of certain representations) at the time of funding. The Term Credit Agreement requires the Eligible Borrowers to ratably pay Citibank, for the account of each lender, a ticking fee, as set forth in Annex A to the Term Credit Agreement, based on Eaton Corporation’s senior unsecured long-term debt rating as reported by S&P and Moody’s, for each day from and including the date that is 60 days after February 6, 2026 until the earlier of the maturity date or the date of the funding of the loans (and any other agreed fees), and includes customary negative covenants limiting the Eligible Borrowers’ and their subsidiaries’ ability to incur debt and liens, among others.

The foregoing description of the Term Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions in such Term Credit Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Commitment Increase Agreement, dated as of February 6, 2026, among Eaton Corporation, the Other Borrowers and Guarantors from time to time party thereto, the Banks from time to time party thereto, and Citibank, N.A., as Administrative Agent, Citibank, N.A.

10.2
Term Credit Agreement, dated as of February 6, 2026, Eaton Corporation, the Other Borrowers and Guarantors from time to time party thereto, the Banks from time to time party thereto, Citibank, N.A., as Administrative Agent, Sole Lead Arranger, and Sole Bookrunner.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation plc

Date:	February 6, 2026	By:	/s/ Lucy Clark Dougherty
Lucy Clark Dougherty
Executive Vice President and Chief Legal Officer